UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
1.375% Senior Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-231252

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The title of the securities to be registered hereunder is “1.375% Senior Notes due 2026.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated May 17, 2019, which was filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, and under the heading “Description of Debt Securities” in the prospectus, dated May 6, 2019, contained in our effective registration statement on Form S-3ASR (Registration No. 333-231252), which registration statement was filed with the Commission on May 7, 2019, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2: Exhibits

Exhibit 4.1	Indenture, dated as of May 22, 2019, between Euronet Worldwide, Inc. (the “Company”) and U.S. Bank National Association, as trustee – incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2019.

Exhibit 4.2	Supplemental Indenture, dated as of May 22, 2019, to Indenture, dated as of May 22, 2019, between the Company and U.S. Bank National Association, as trustee – incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 22, 2019.

Exhibit 4.3	Form of Note for 1.375% Senior Notes due 2026 (included in Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC. (Registrant)

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President & General Counsel

Date:        May 22, 2019